                                                                  EXHIBIT (l)(1)

                          CONVERSION OF FUNDS AGREEMENT

          AGREEMENT dated as of September 30, 1998, among Westcore Trust, a Massachusetts business trust on behalf of its Mid-Cap Opportunity Fund (the "Trust"), and the participants (the "Participants") in the pooled fund partnership (the "Pooled Fund Partnership") described below and the Pooled Fund Partnership.

          WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended, consisting of eight investment portfolios including the Mid-Cap Opportunity Fund (the "Portfolio");

          WHEREAS, the Pooled Fund Partnership is a partnership comprised of the Participants whose names are listed below;

          WHEREAS, the Participants have jointly invested certain contributions in a pooled fund in the custody of The Bank of Cherry Creek pursuant to an Agreement dated January 1, 1998 (the "Partnership Agreement");

          WHEREAS, the individual Participants of the Pooled Fund Partnership desire to transfer their interests in the Pooled Fund Partnership to the Portfolio in exchange for shares of the Portfolio as hereinafter provided;

          WHEREAS, the Partnership Agreement provides that the Partnership Agreement may be terminated when at least 2/3 of the Participants vote for any reason for such termination;

          WHEREAS, the Participants and the Trust desire that the Pooled Fund Partnership be terminated immediately upon the transfer described above;

          WHEREAS, the Participants intend thereafter to be investors in the Portfolio;

          NOW, THEREFORE, the Participants, the Trust and the Pooled Fund Partnership, intending to be legally bound, hereby agree as follows:

          1. TRANSFER OF PORTFOLIO SHARES. On the date hereof, subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth herein, each Participant shall receive, and the Trust shall issue to each Participant, shares of the Portfolio (as defined in the prospectus for the Portfolio) with the aggregate net asset value equal to the aggregate market value of the Partnership Interests (as hereinafter defined), determined in accordance with
Section 3 hereof.

          2. CONSIDERATION. In exchange for the issuance of the shares of the Portfolio pursuant to this Agreement, each Participant shall transfer the entire Partnership Interest held by it as set forth on Exhibit A hereto (collectively, the "Partnership Interests") to the Portfolio. It is intended that the transaction will qualify for nonrecognition treatment pursuant to Section 351 of the Internal Revenue Code of 1996, as amended. No brokerage commissions, fees (except for customary transfer fees), or other remuneration will be paid by the Trust or the Participants in connection with the transactions contemplated hereby. The number of shares of the Portfolio to be issued to each Participant shall be determined by dividing the aggregate market value (computed as set forth below) of the Partnership Interest being transferred to the Portfolio by such Participant, determined as of the close of business on the date hereof, by $10.00, the face value of the shares of the Portfolio. The Trust believes that the foregoing procedure for transferring the interest of each Participant to the Portfolio will be beneficial to each Participant and the Portfolio, and will minimize brokerage and other costs associated with the transfer of the Securities (as hereafter defined).

          3. DETERMINATION OF MARKET VALUE. The market value of each Participant's Partnership Interest shall be that Participant's ratable share of the aggregate market value of the securities and cash held by the Pooled Fund Partnership as set forth in Exhibit B hereto (collectively, the "Securities"). The aggregate market value of the Securities shall be any cash plus the sum of the value of each security being transferred, determined in accordance with the methods for valuing portfolio securities of the Portfolio set forth in the Prospectus and Statement of Additional Information for the Portfolio.

          4. TERMINATION OF PARTNERSHIP AGREEMENT. By their signatures hereto, the Participants and the Trust vote to terminate the Partnership Agreement as of the date hereof immediately after the transfer described in Section 1. Immediately upon termination of the Partnership Agreement, the Securities will be distributed to the Trust as sole owner of the Partnership Interests in liquidation of the Partnership, the Partnership will be dissolved and the Trust will hold the Securities directly.

          5. REPRESENTATIONS OF EACH PARTICIPANT. Each Participant hereby represents and warrants as follows:

               (a) The execution and delivery of this Agreement by it constitutes its valid and binding obligation, enforceable in accordance with its terms.

               (b) At the time of the transfer of the Partnership Interests to the Trust, it will have good title to its Partnership Interest, free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever, and the Pooled Fund Partnership will have good title to the Securities free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever. Upon transfer of such Partnership Interest to the Trust, the Trust will acquire good title to the Partnership Interests and, upon distribution of the Securities to the Trust, the Trust will acquire good title to the Securities, in each case free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances.

          6. REPRESENTATIONS OF THE POOLED FUND PARTNERSHIP. The Pooled Fund Partnership hereby represents and warrants as follows:

               (a) The execution and delivery of this Agreement by the Pooled Fund Partnership has been duly authorized by all requisite partnership action and constitutes the valid and binding obligation of such Pooled Fund Partnership, enforceable in accordance with its terms.

               (b) At the time of the transfer of the Partnership Interests to the Trust, the Pooled Fund Partnership will have good title to the Securities, free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever. Upon transfer of such Partnership Interests to the Trust, the Trust will acquire good title to the Partnership Interests, and, upon distribution of the Securities to the Trust, the Trust will acquire good title to the Securities, in each case free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances.

               (c) The Securities constitute permissible investments under the Portfolio's investment objective, policies, and limitations as set forth in the Portfolio's registration statement.

          7. REPRESENTATIONS OF THE TRUST. The Trust hereby represents and warrants as follows:

               (a) The Trust is entering into this Agreement on behalf of the Portfolio. The execution and delivery of this Agreement by the Trust has been duly authorized by all requisite Trust action and (assuming the due execution and delivery hereof by each Participant) constitutes the valid and binding obligation of the Trust, enforceable in accordance with its terms.

               (b) The issuance and delivery of the shares of the Portfolio in accordance with the terms of this Agreement have been duly authorized by all requisite Trust action and such shares, when so issued and delivered against consideration therefor in accordance with the provisions hereof, will be duly and validly issued, fully paid, and nonassessable by the Trust.

               (c) The shares of the Portfolio that are being issued pursuant to Section 1 (and any shares which are issued simultaneously therewith in exchange for cash or property) will constitute at least 80% of the shares outstanding immediately after such issuance.

               (d) There is no plan or intention by the Trust (or its investment adviser) to dispose of the Securities other than on the normal course of business operations.

          8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9. MASSACHUSETTS BUSINESS TRUST. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987, which is hereby referred to and a copy of which is on file with the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives, or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for enforcement of any claims against the Trust.

          10. INVESTMENT REPRESENTATION OF EACH PARTICIPANT. Each Participant hereby represents and warrants that it is acquiring the shares of the Portfolio being issued to it hereunder (the "Shares") solely for investment, and not with a view to distribution within the meaning of the Securities Act of 1933 and the Rules and Regulations thereunder (the "Act"), that it understands that the Shares are not registered under the Act, and that it will not sell the Shares except in accordance with an exemption from such registration or unless the Shares are subsequently registered under the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first above written.

                                        WESTCORE TRUST, on behalf of
                                        its Mid-Cap Opportunity Fund

/s/ Mary Jo McCurdie                    By:  /s/ Jack D. Henderson
-----------------------------------        -------------------------------------
(Attest)                                Title:  Vice President

The Pooled Fund Partnership
by its partners named below.

Each of the following signs in his/her individual or company capacity (as the case may be) and also as a partner in the Pooled Fund Partnership.

/s/ Alex Lock                           /s/ Cynthia Pirnack
-----------------------------------     ----------------------------------------
Name:  Alex Lock                        Name:  Cynthia Pirnack

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Robert O. Lindig                    /s/ Dean Graves
-----------------------------------     ----------------------------------------
Name:  Robert Lindig                    Name:  Dean Graves

 On his own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Caleb Gates                         /s/ Dennis Larkin
-----------------------------------     ----------------------------------------
Name:  Caleb Gates                      Name:  Dennis Larkin

 On his own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Charlotte Petersen                  /s/ Glen Cahill
-----------------------------------     ----------------------------------------
Name:  Charlotte Petersen               Name:  Glen Cahill

 On her own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Christianna Wood                    /s/ Janet Gardiner
-----------------------------------     ----------------------------------------
Name:  Christianna Wood Trust           Name:  Janet Gardiner

 On her own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Jasper R. Frontz                    /s/ Lou Kahanek
-----------------------------------     ----------------------------------------
Name:  Jasper Frontz                    Name:  Lou Kahanek

 On his own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Jeffrey Adams                       /s/ Lucille Morrison
-----------------------------------     ----------------------------------------
Name:  Jeffrey Adams                    Name:  Lucille Morrison

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Joy Fruin                           /s/ Mary Ellen Cox
-----------------------------------     ----------------------------------------
Name:  Joy Fruin                        Name:  Mary Ellen Cox

 On her own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Jerome Powers                       /s/ Mil Schulhof
-----------------------------------     ----------------------------------------
Name:  Jerome Powers                    Name:  Mil Schulhof

 On his own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ JoAnn Nearents                      /s/ Sam Aybar
-----------------------------------     ----------------------------------------
Name:  JoAnn Nearents                   Name:  Sam Aybar

 On her own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Kenneth Penland                     /s/ Sonja Balstad
-----------------------------------     ----------------------------------------
Name:  Kenneth Penland                  Name:  Sonja Balstad

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Leo Beserra                         /s/ Steve Wine
-----------------------------------     ----------------------------------------
Name:  Leo Beserra                      Name:  Steve Wine

 On his own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Lester Garrison                     /s/ Suzanne Quam
-----------------------------------     ----------------------------------------
Name:  Lester Garrison                  Name:  Suzanne Quam

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Terri Baldwin                       /s/ Todger Anderson
-----------------------------------     ----------------------------------------
Name:  Terri Baldwin                    Name:  Todger Anderson

 On her own behalf and as a Partner      On his own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Thomas Stevens                      /s/ Varilyn Schock
-----------------------------------     ----------------------------------------
Name:  Thomas Stevens                   Name:  Varilyn Schock

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ William Chester
-----------------------------------     ----------------------------------------
Name:  William Chester                  Name:  Monica Bowers

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Kathleen Duggan
-----------------------------------     ----------------------------------------
Name:  Kathleen Duggan                  Name:  Christel Yehle

 On her own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

/s/ Jerry Peterson                      /s/ Lisa Ramirez
-----------------------------------     ----------------------------------------
Name:  Jerry Peterson                   Name:  Lisa Ramirez

 On his own behalf and as a Partner      On her own behalf and as a Partner
 in the Pooled Fund Partnership          in the Pooled Fund Partnership

DENVER INVESTMENT ADVISORS LLC

 On its own behalf and as a Partner
 in the Pooled Fund Partnership

By:  /s/ Kenneth V. Penland
   --------------------------------
         Kenneth V. Penland,
     Its: Chairman

                                    EXHIBIT A
                              PARTNERSHIP INTERESTS

                                                     Percentage Interest in
            Name                                    Pooled Fund Partnership
            ----                                    -----------------------


                                                            ---------
Total:                                                            100%

                                    EXHIBIT B

             Securities and cash held in the Pooled Fund Partnership

AMOUNT                           CUSIP                    DESCRIPTION
------                           -----                    -----------
STOCKS & RELATED ISSUES:



                                                 Cash...............$116,054.99